                        UNIT PURCHASE OPTION AGREEMENT


                                    between


                        XML - GLOBAL TECHNOLOGIES, INC.

                                      and

                         WESTMINISTER SECURITIES CORP.

                               _________________



                  Options for Purchase of __________ Units of
                        XML - Global Technologies, Inc.


            Each Unit consisting of 50,000 shares of Common Stock,
                          par value $.0001 per share
                   and 50,000 Common Stock Purchase Warrants













                    Options Void after September ___, 2001

                        UNIT PURCHASE OPTION AGREEMENT


     THIS AGREEMENT is dated as of March ___, 2000, between XML - GLOBAL TECHNOLOGIES, INC. (the "Company") and WESTMINSTER SECURITIES CORP. (the "Placement Agent").

                             W I T N E S S E T H:

     WHEREAS, the Company proposes to issue to the Placement Agent Options ("Options") to purchase up to an aggregate of _______ units (the "Units"), each Unit consisting of 50,000 shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock") and 50,000 Common Stock Purchase Warrants (the "Underlying Warrants"); and

     WHEREAS, the Underlying Warrants entitle holder to purchase one share of Common Stock at an initial exercise price of $4.00 per share for six months and thereafter at an exercise price of $6.00 per share ("Warrant Exercise Price"), subject to adjustment under certain circumstances at any time before September ___, 2001 (the "Warrant Expiration Date") unless earlier redeemed; and

     WHEREAS, the Placement Agent has agreed pursuant to the agency agreement (the "Agency Agreement") to act as the Placement Agent in connection with the Company's proposed private offering of up to ___________ Units as a private offering price of $75,000 per Unit (the "Private Offering"); and

     WHEREAS, the Options to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Agency Agreement) by the Company to the Placement Agent in consideration for, and as part of the Placement Agent's compensation in connection with, the Placement Agent acting as the Placement Agent pursuant to the Agency Agreement.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, the parties hereto agreed as follows:

     The Placement Agent (or its designees) is hereby granted the right to purchase, at any time from ____________, 2000, until 5:00 p.m., Pacific time, on ____________, 2001, up to an aggregate of _________ Units at an initial exercise price (subject to adjustment as provided in Section 3 hereof) of $75,000 per Unit subject to the terms and conditions of this Agreement.

     The Options issued pursuant hereto are subject to the following terms and conditions:

     1. Definitions of Certain Terms. Except as may be otherwise clearly required by the context, the following terms have the following meanings:

          (a)  "Act" means the Securities Act of 1933, as amended.

          (b)  "Closing Date" means the date on which the Offering is closed.

          (c)  "Commission" means the Securities and Exchange Commission.

          (d) "Common Stock" means the common stock, $.0001 par value, of the Company.

          (e) "Company" means XML - Global Technologies, Inc., a Colorado corporation.

          (f) "Effective Date" means the date on which the Registration Statement is declared effective by the Commission.

          (g) "Exercise Price" means the price at which the Optionholder may purchase one Unit (or other Securities obtainable in lieu of one Unit) upon exercise of a Option as determined from time to time pursuant to the provisions hereof. The initial Exercise Price is $75,000 per Unit.

          (h)  "Offering" means the private offering of Units by the Company.

          (i) "Participating Underwriter" means any underwriter participating in the sale of the Shares pursuant to the Registration Statement, as defined below.

          (j)  "Placement Agent" means Westminster Securities Corp.

          (k) "Registration Statement" means the Company's registration statement.

          (l) "Rules and Regulations" means the rules and regulations of the Commission adopted under the Act.

          (m) "Securities" means the securities obtained or obtainable upon exercise of the Option(s) or securities obtained or obtainable upon exercise, exchange, or conversion of such securities.

          (n) "Underlying Warrants" mean the common stock purchase warrants included in the Units.

          (o)  "Units" mean the Units offered in the Offering.

          (p) "Option Certificate" means the certificate evidencing the Option(s), a form of which is annexed hereto as Exhibit A.

          (q) "Optionholder" means the record holder of the Option(s) or Securities. The initial Warrantholder is the Placement Agent.

          (r) "Warrant(s)" mean the warrant(s) evidenced by the Warrant Certificate, any similar certificate issued in connection with the Offering, or any certificate obtained upon transfer or partial exercise of the Warrant(s) evidenced by any such certificate.

     2. Exercise of Option(s). All or any part of the Option may be exercised during an 18 month period commencing on the date of issue (the "Exercise Date") and ending at 5:00 p.m. Pacific Time 18 months following the Exercise Date by surrendering the Option Certificate, together with appropriate instructions, duly executed by the Optionholder or by its duly authorized attorney, at the office of the Company, 1038 Homer Street, Vancouver, British Columbia V6B 2W9 Canada, or at such other office or agency as the Company may designate. Upon receipt of notice of exercise, the Company shall immediately instruct its transfer agent to prepare certificates for the Securities to be received by the Optionholder upon completion of the Option exercise. When such certificates are prepared, the Company shall notify the Optionholder and deliver such certificates to the Optionholder (or as otherwise designated by the Optionholder's written instructions) immediately upon payment in full by the Optionholder, in lawful money of the United States, of the Exercise Price payable with respect to the Securities being purchased. If the Optionholder shall represent and warrant that all applicable registration and prospectus delivery requirements for their sale have been complied with upon sale of the Securities received upon exercise of the Option(s), such certificates shall not bear a legend with respect to the Act.

     If fewer than all the Securities purchasable under the Option(s) are purchased, the Company will, upon such partial exercise, execute and deliver to the Optionholder a new Option Certificate (dated the date hereof), in form and tenor similar to the Option Certificate, evidencing that portion of the Option not exercised. The Securities to be obtained on exercise of the Option(s) will be deemed to have been issued, and any person exercising the Options will be deemed to have become a holder of record of those Securities as of the date of the payment of the Exercise Price.

     3.   Adjustments in Certain Events.   The number, class, and price of
Securities for which the Option Certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

          (a) If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Common Stock, the number of Securities for which the Options are then exercisable will be proportionately increased and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of the Securities for which the Options are then exercised will be proportionately reduced and the Exercise Price will be proportionately reduced. The increases and reductions provided for in this Paragraph (a) of Section 3 will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Option(s) nor the price payable for such percentage upon such exercise will be affected by any event described in this Paragraph (a) of Section 3.

          (b) In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the holder of the Option Certificate will have the right thereafter to receive upon the exercise of the Option(s) the kind and amount of shares of stock or other Securities or property to which it would have been entitled if, immediately prior to such event, it had held the number of shares of Common Stock obtainable upon the exercise of the Option(s) and the Underlying Warrants. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Optionholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Option(s). The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of the Option Certificate, if not the Company, agrees to be bound by and comply with the provisions of the Option Certificate.

          (c) When any adjustment is required to be made in the number of Units or other Securities, or property purchasable upon exercise of the Option(s), the Company will promptly determine the new number of such shares or other Securities or property purchasable upon exercise of the Option(s) and
(i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such shares or other Securities or property purchasable upon exercise of the Option(s) and the Underlying Warrants and (ii) cause a copy of such statement to be mailed to the Optionholder within thirty (30) days after the date of the event giving rise to the adjustment.

          (d) No fractional shares of Common Stock or other securities will be issued in connection with the exercise of the Option(s), but the Company will pay, in lieu of fractional shares, a cash payment therefor.

          (e) If preferred securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of any or all of the Company's securities, such number of securities will be distributed to the Optionholder or its assignee upon exercise of its rights hereunder as such Optionholder or assignee would have been entitled to if the Option Certificate had been exercised prior to such distribution. The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the preferred securities and securities of any subsidiary to which the Optionholder or his assignee is entitled under this Paragraph (e) of Section 3.

          (f) Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of the sale of any Securities purchasable upon exercise of the Option(s).

     4. Reservation of Shares. The Company agrees that the number of shares of Common Stock or other Securities sufficient to provide for the exercise of the Option(s) and the Underlying Warrants upon the basis set forth above will at all times during the term of the Option(s) be reserved for exercise.

     5. Validity of Securities. All Securities delivered pursuant the exercise of the Option(s) will be duly and validly issued in accordance with their terms, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Option(s).

     6.   Registration of Securities Issuable on Exercise of Option(s).

          (a) The Company shall register the Securities with the Commission pursuant to the Act so as to allow the unrestricted sale of the Securities to the public from time to time during a two year period commencing 120 days following the Exercise Date and ending at 5:00 p.m. Pacific Time on the second anniversary of the Exercise Date (the "Registration Period"). The Company shall also file such applications and other documents necessary to permit the sale of the Securities to the public during the Registration Period in those states in which the Shares were qualified for sale in the Offering or such other states as to which the Company and the Optionholder agree. In order to comply with the provisions of this Section 6(a), the Company shall not be required to file more than one registration statement. No registration right of any kind, "piggyback" or otherwise, is required to be in effect longer than five years from the Closing Date.

          (b) The Company shall pay all of the Expenses relating to the registration, offer, and sale of the Securities.

          (c) Except as specifically provided herein, the manner and conduct of the registration, including the contents of the registration statement, will be entirely in the control and at the discretion of the Company. The Company shall file such post-effective amendments and supplements as may be necessary to maintain the currency of the registration statement during the period of its use. In addition, if the Optionholder participating in the registration is advised by counsel that the registration statement, in its opinion, is deficient in any material respect, the Company shall use its best efforts to cause the registration statement to be amended to eliminate the concerns raised.

          (d) The Company shall furnish to the Optionholder the number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Optionholder may reasonably request in order to facilitate the disposition of Securities owned by it.

          (e) The Company shall, at the request of Optionholder: (i) furnish an opinion of the counsel representing the Company for the purposes of the registration pursuant to this Section 6, addressed to the Optionholder and any Participating Underwriter, (ii) furnish an appropriate letter from the independent public accountants of the Company, addressed to the Optionholder and any Participating Underwriter, and (iii) make representations and warranties to the Optionholder and any Participating Underwriter. A request pursuant to this subsection (e) may be made on three occasions. The documents required to be delivered pursuant to this subsection (e) will be dated within 30 days of the request and will be, in form and substance equivalent to similar documents furnished to the underwriters in connection with the Offering, with such changes as may be appropriate in light of changed circumstances.

     7.   Indemnification in Connection with Registration.

          (a) In connection with its registration obligations, the Company shall indemnify and hold harmless the selling Optionholder, and any person who controls the selling Optionholder within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which the Optionholder or controlling person may be subject under the Act or otherwise; and it shall reimburse each Optionholder and each controlling person for any legal or other expenses reasonably incurred by the Optionholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action, insofar as such losses, claims, damages, or liabilities, joint or several (or actions in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any such registration statement or any preliminary prospectus or final prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any case to the extent that any loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement, preliminary prospectus, final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by the Optionholder or any person controlling the Optionholder for use in the preparation thereof. The indemnity agreement contained in this subparagraph (a) will not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by the Company, such approval not to be unreasonably withheld or delayed.

          (b) The selling Optionholder, as a condition of the Company's registration obligation, shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed any registration statement or other filing or any amendment or supplement thereto, and any person who controls the Company within the meaning of the Act, against any losses, claims, damages, or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, and shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, any preliminary or final prospectus, or other filing, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, preliminary or final prospectus, or other filing, or amendment or supplement, in reliance upon and in conformity with written information furnished by the Optionholder or any person controlling the Optionholder for use in the preparation thereof; provided, however, that the indemnity agreement contained in this Subparagraph (b) shall not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by the Optionholder, such approval not to be unreasonably withheld or delayed.

          (c) Promptly after receipt by an indemnified party under Subparagraphs (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, notify the indemnifying party of the commencement thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under Subparagraphs (a) and (b).

          (d) If any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified parry; and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     8. Restrictions on Transfer. The Option Certificate and the Option(s) may not be sold, transferred, assigned or hypothecated except to underwriters of the Offering or to individuals who are either a partner or an officer of such an underwriter or by will or by operation of law. The Option(s) may only be exercised by one of the aforesaid persons or by a successor entity or legal Placement Agent. The Option(s) may be divided or combined, upon request to the Company by the Optionholder, into a certificate or certificates evidencing the same aggregate number of Options.

     9. No Rights as a Stockholder. Except as otherwise provided herein, the Optionholder will not, by virtue of ownership of the Option(s), be entitled to any rights of a stockholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its stockholders.

     10.  Options not Callable.    The Options may not be called or redeemed
by the Company at any time.

     11. Notice. Any notices required or permitted to be given hereunder will be in writing and may be served personally or by mail; and if served will be addressed as follows:

     If to the Company:       XML - Global Technologies, Inc.
                              ATTN:  Peter Shandro
                              1038 Homer Street
                              Vancouver, British Columbia V6B 2W9 CANADA

     If to the Optionholder:  Westminster Securities Corp.
                              ATTN:  John O'Shea
                              100 Park Avenue, 28th Floor
                              New York, NY  10017

     Any notice so given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any party may by written notice to the other specify a different address for notice purposes.

     11. Applicable Law. This Option Agreement and the Option(s) issuable pursuant to the provisions hereof will be governed by and construed in accordance with the laws of the State of Colorado, without reference to conflict of laws principles thereunder. All disputes relating to this Option Agreement and/or the Option(s) issuable hereunder shall be tried before the courts of Colorado located in Boulder County, Colorado to the exclusion of all other courts that might have jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   XML - GLOBAL TECHNOLOGIES, INC.


                                   By:  /s/ Peter Shandro
                                        -------------------------------
                                        Peter Shandro


                                   WESTMINISTER SECURITIES CORP.


                                   By:  /s/ John P. O'Shea
                                        -------------------------------
                                        John P. O'Shea

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                                   EXHIBIT A

                  [FORM OF UNIT PURCHASE OPTION CERTIFICATE]


THE SECURITIES ISSUABLE UPON EXERCISE OF THE OPTIONS REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE OPTIONS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE UNIT PURCHASE OPTION AGREEMENT REFERRED TO HEREIN.

EXERCISABLE ON OR BEFORE
5:00 P.M., PACIFIC TIME, ________, 2001

No.________                                       Options to Purchase
                                                  _________ Units

Each Unit consisting of 50,000 shares of Common Stock and 50,000 Common Stock Purchase Warrants


                       UNIT PURCHASE OPTION CERTIFICATE


     This Unit Purchase Option Certificate certifies that ________________, or registered assigns, is the registered holder of a Option to purchase initially, at any time from _____________, 2000 until 5:00 p.m., Pacific Time, on ____________, 2001 ("Expiration Date"), up to ___________ Units (each a
"Unit") and collectively the "Units") of XML - Global Technologies, Inc., a Colorado corporation, (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $75,000 per Unit upon surrender of this Option Certificate and payment of the Exercise Price in cash at an office or agency of the Company, but subject to the conditions set forth herein and in the Unit Purchase Option Agreement dated as of _________________ between the Company and Westminister Securities Corp. (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

     The Option(s) may not be exercised after 5:00 p.m., Pacific time, on the Expiration Date, at which time the Option(s) shall become null and void.

     Each Unit consists of 50,000 shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock") and 50,000 Common Stock Purchase Warrants (the "Underlying Warrants"). Each Underlying Warrant entitles holder to purchase one share of Common Stock at a price of $4.00 per share for six months, and thereafter at an exercise price of $6.00 per share ("Warrant Exercise Price"), subject to adjustment under certain circumstances. The Warrants are exercisable commencing on the date of issue and will expire on September ___, 2001 (the "Warrant Expiration Date") unless earlier redeemed.

     The Unit Purchase Option Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable upon exercise of the Option(s) may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Option Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Option(s); provided, however, that the failure of the Company to issue such new Option Certificate shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Option Agreement.

     Upon due presentment for registration of transfer of this Option Certificate at an office or agency of the Company, a new Option Certificate or Option Certificates of like tenor and evidencing a like number of securities for which this Option may be exercised shall be issued to the transferee(s) in exchange for this Option Certificate, subject to the limitations provided herein and in the Option Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the securities for which this Option may be exercised, the Company shall forthwith issue to the holder hereof a new Option Certificate representing the remaining number of unexercised Options.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Option Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms use in this Option Certificate which are defined in the Option Agreement shall have the meanings assigned to them in the Option Agreement.

     IN WITNESS WHEREOF, the Company has caused this Option Certificate to be duly executed under its corporate seal.

     Dated as of ______________, 2000

                                   XML - GLOBAL TECHNOLOGIES, INC.
[Seal]

                                   By:
                                        -------------------------------
                                   Name/Title:
                                                  ---------------------

                         FORM OF ELECTION TO PURCHASE


     The undersigned hereby irrevocably elects to exercise the right, represented by this Option Certificate, to purchase ____________ Units and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House funds to the order of XML - Global Technologies, Inc. in the amount of $________________, all in accordance with the terms of Section 2 of the Unit Purchase Option Agreement, dated as of ____________, 2000, between XML - Global Technologies, Inc. and Westminister Securities Corp. The undersigned requests that certificates for such securities be registered in the name of _____________________ whose address is _____________________________________________________ and that such certificate be delivered to _____________________ whose address is
___________________________________.

Dated:


                                   Signature
                                             -----------------------------

                                   (Signature must conform in all respects to name of holder as specified on the face of the Option Certificate)

                                   ---------------------------------------
                                   (Insert Social Security or Other
                                   Identifying Number of Holder)


                              FORM OF ASSIGNMENT

     (To be executed by the registered holder if such holder desires to transfer the Option Certificate or any part thereof, such assignment to be subject to restrictions of the Option Agreement referred to in the Option Certificate.)

     FOR VALUE RECEIVED, ______________________ hereby sells, assigns and transfers unto __________________________________________________________
                    (Please print name and address of transferee)

[this Option Certificate] [________ Options exercisable pursuant to this Option Certificate], together with all right, title and interest therein. The undersigned requests that a certificate for such securities be registered in the name of _________________________ whose address is
___________________________________________________ and that such certificate be delivered to __________________ whose address is ____________________________________________________. The undersigned also requests that a certificate for the remaining number of unexercised Options be registered in the name of ___________________ whose address is ___________________________________________ and that such certificate be delivered to ________________________ whose address is
___________________________________________________________________.



Dated:__________________

                              Signature:
                                        ----------------------------------
                              (Signature must conform in all respects to name of holder as specified on the face of the Option Certificate.)

                              --------------------------------------------
                              (Insert Social Security or Other Identifying
                              Number of Assignee)